Exhibit 3.5

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ACETO CHEMICAL CO., INC.

Under Section 805 of the
Business Corporation Law

                    The Undersigned, being the President and Secretary of ACETO CHEMICAL CO., INC., do hereby certify and set forth:

                     (1)     The name of the Corporation is ACETO CHEMICAL CO., INC. The name under which the Corporation was formed is ACETO CHEMICAL CO. INC.

                    (2)     The date the Certificate of Incorporation was filed by the Department of State is the 13th day of June, 1947.

                    (3)     The Certificate of Incorporation of the Corporation, as amended, is amended pursuant to Section 801 of the Business Corporation Law to change its corporate name from ACETO CHEMICAL CO., INC., to ACETO CORPORATION and to increase the aggregate number of shares of Common Stock, $.01 par value, which the Corporation shall have authority to issue, from 3,000,000 shares to 10,000,000 shares.

                    (4)     Paragraph FIRST of the Certificate of Incorporation of ACETO CHEMICAL CO., INC., as amended, which sets forth the name of the Corporation, is hereby amended to read as follows:

                    “FIRST: The name of the Corporation is ACETO CORPORATION.”

                    (5)     Paragraph THIRD (A) of the Certificate of Incorporation of ACETO CHEMICAL CO., INC., as amended, which sets forth the aggregate number of shares which the Corporation shall have the authority to issue, is hereby amended to read as follows:

                    “THIRD:     (A)     The aggregate number of shares which the Corporation shall have authority to issue is 12,000,000 shares of which 2,000,000 shares shall be Preferred Stock, issuable in series, of the par value of $2.50 per share and 10,000,000 shares shall be Common Stock of the par value of $.01 per share.”

                    The foregoing amendment to the Certificate of Incorporation of ACETO CHEMICAL CO., INC. was authorized by vote of the Board of Directors followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on the 21st day of November, 1985, a quorum being present.

                    IN WITNESS WHEREOF, this Certificate has been subscribed this 21st day of November, 1985 by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.

/s/ Seymour Mann
Seymour Mann, President

/s/ Arnold Frankel
Arnold Frankel, Secretary

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